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THE AES CORPORATION AND SUBSIDIARIES                                EXHIBIT 12.1


STATEMENT RE:  CALCULATIONS OF RATIO OF EARNINGS TO FIXED CHARGES
(In millions, unaudited)

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                                                                                                                  Three Months
                                                                                                                      Ended
                                                                  Years Ended December 31                           March 31
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                                                 1991           1992          1993          1994           1995       1996
Actual:
COMPUTATION OF EARNINGS:
Income from continuing operations
  before income taxes                          $ 50.1         $ 65.2        $ 89.4        $141.8        $163.7      $ 44.0
Adjustment for undistributed equity
  earnings, net of distributions                    -          (2.5)        (10.6)         (5.9)           3.2        (5.0)
Interest expense                                 84.8           97.1         125.0         121.8         121.9        28.0
Depreciation of previously
  capitalized interest                            3.9            4.0           4.5           4.5           4.5         1.1
Net amortization of issuance cost                 2.4            2.8           2.6           3.5           4.6         1.1
- ------------------------------------------------------------------------------------------------------------------------------
Earnings                                       $141.2         $166.6        $210.9        $265.7        $297.9      $ 69.2
==============================================================================================================================

COMPUTATION OF FIXED CHARGES:
Interest expensed and capitalized
  amounts (including construction
  related fixed charges)                       $105.1         $118.2        $127.0        $123.9        $131.9        31.6
Net amortization of issuance costs
  including capitalized amounts                   3.0            3.1           2.5           3.5           4.6         1.1
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Fixed charges                                  $108.1         $121.3        $129.5        $127.4        $136.5        32.7
==============================================================================================================================
Ratio of earnings to fixed charges              1.31x          1.37x         1.63x         2.08x         2.18x       2.12x

Proforma:
COMPUTATION OF EARNINGS:
Income from continuing operations
  before income taxes                                                                                   $141.0      $ 40.0
Adjustment for undistributed equity
  earnings, net of distributions                                                                           1.0       (11.0)
Interest expense                                                                                         156.0        38.0
Depreciation of previously
  capitalized interest                                                                                     4.5         1.1
Net amortization of issuance cost                                                                          4.6         1.1
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Earnings                                                                                                $307.1      $ 69.2
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COMPUTATION OF FIXED CHARGES:
Interest expensed and capitalized
  amounts (including construction
  related fixed charges)                                                                                $165.9      $ 38.3
Net amortization of issuance costs
  including capitalized amounts                                                                            4.6         1.1
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Fixed charges                                                                                           $170.5      $ 39.4
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                                                                                                         1.80x       1.76x
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